UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Ste. 500 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2017, Marathon Patent Group, Inc., a Nevada corporation (the “Company”) entered into securities purchase agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale (the “Offering”) of 1,354,546 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per Share. The purchase price per Share was $5.50. The Company has not engaged an underwriter or placement agent in connection with the Offering.

Proceeds from the Offering shall be used for working capital and general corporate purposes.

The net proceeds to the Company from the Offering are expected to be approximately $7,432,000. The Offering is expected to close on or before December 21, 2017.

The Shares were issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 that was originally filed with the Securities and Exchange Commission on September 14, 2014 and declared effective on January 6, 2015 (File No. 333- 198569). The Company filed a prospectus supplement related to the registered direct offering dated December 18, 2017.

The foregoing summary of the terms of the Securities Purchase Agreement are subject to, and qualified in their entirety by, such document attached hereto as Exhibit 10.1, and incorporated herein by reference.

A copy of the opinion of Sichenzia Ross Ference Kesner LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Kesner LLP
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2017

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer